Exhibit 99.1

FOR IMMEDIATE RELEASE

Cidara Reports Second Quarter 2016 Financial Results and Provides Corporate Update

SAN DIEGO, August 11, 2016 – Cidara Therapeutics, Inc. (Nasdaq: CDTX), a biotechnology company developing novel anti-infectives and immunotherapies to treat fungal and other infections, today reported financial results for the three months ended June 30, 2016 and provided an update on its corporate activities and product pipeline.

“Cidara has made notable clinical progress in the second quarter and subsequently as we dosed the first patients in our STRIVE and RADIANT Phase 2 trials of CD101. Both CD101 IV and CD101 Topical have received QIDP and Fast Track designations from the FDA,” said Jeff Stein, Ph.D., president and CEO of Cidara. “Our discovery work in our CloudbreakTM immunotherapy platform is also on track, and we expect to announce a development candidate this year.”

Second Quarter 2016 Financial Results

•	Cash, cash equivalents and short-term investments totaled $87.1 million as of June 30, 2016. At December 31, 2015, cash, cash equivalents and short-term investments totaled $107.5 million.

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Research and development expenses were $8.5 million and $15.7 million for the three and six months ended June 30, 2016, respectively, compared to $4.2 million and $9.1 million for the same periods in 2015. The increases were primarily attributable to clinical development activities for our two product candidates, CD101 IV and CD101 topical, as well as preclinical development activities for our Cloudbreak platform.

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General and administrative expenses were $3.4 million and $6.1 million for the three and six months ended June 30, 2016, respectively, compared to $2.2 million and $4.0 million for the same periods in 2015. The increase resulted primarily from personnel-related costs to support the growth of our operating activities in addition to costs to operate as a public company.

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Net loss for the three months ended June 30, 2016 was $11.8 million, compared to a net loss of $6.4 million for the second quarter of 2015.  For the six months ended June 30, 2016 and 2015, the company’s net loss was $21.5 million and $13.2 million, respectively.

•	As of July 31, 2016, Cidara had 13,906,654 common shares outstanding.

Second Quarter 2016 and Subsequent Highlights

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Dosed First Patient in Phase 2 Trial of CD101 IV in Candidemia: Cidara initiated its Phase 2 clinical trial of CD101 IV in candidemia, the STRIVE study, a double-blind study comparing the safety and efficacy of CD101 IV to standard-of-care therapy, caspofungin with an optional step-down to oral fluconazole.

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Dosed First Patient in Phase 2 Trial of CD101 Topical to Treat Vulvovaginal Candidiasis: Cidara initiated a Phase 2 clinical trial comparing the safety and efficacy of CD101 topical to standard-of-care oral fluconazole for the treatment of acute vulvovaginal candidiasis (VVC), the RADIANT study. RADIANT is evaluating two topical formulations of CD101: CD101 Ointment and CD101 Gel.

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CD101 Topical Granted QIDP and Fast Track Designations for VVC and Recurrent VVC: The U.S. Food and Drug Administration (FDA) designated CD101 topical as a Qualified Infectious Disease Product (QIDP), with Fast Track status for its development program, for the treatment and prevention of VVC. The QIDP designation, provided under the Generating Antibiotic Incentives Now Act (GAIN Act), offers certain incentives for the development of new antifungal and antibacterial drugs, including Fast Track, priority review and, if CD101 topical is ultimately approved by the FDA, eligibility for an additional five years of marketing exclusivity under the Hatch-Waxman Act.

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Presented Antifungal Drug Development Program Data at ECCMID 2016: Cidara presented preclinical and clinical data from studies of CD101 at the European Congress of Clinical Microbiology and Infectious Diseases (ECCMID), including results from the Phase 1 dose-escalation study.

•	Presented Data on CD101 at ASM Microbe 2016: At the American Society for Microbiology (ASM) Microbe 2016 meeting in Boston, Cidara made four oral and two poster presentations regarding CD101.

About Cidara Therapeutics

Cidara is a clinical-stage biotechnology company focused on the discovery, development and commercialization of novel anti-infectives for the treatment of diseases that are inadequately addressed by current standard-of-care therapies. Cidara's initial product portfolio comprises two formulations of the company's novel echinocandin, CD101. CD101 IV is being developed as a once-weekly, high-exposure therapy for the treatment and prevention of serious, invasive fungal infections. CD101 topical is being developed for the treatment and prevention of vulvovaginal candidiasis (VVC), a prevalent mucosal infection. In addition, Cidara has developed a proprietary immunotherapy platform, Cloudbreak™, designed to create compounds that direct a patient's immune cells to attack and eliminate pathogens that cause infectious disease. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the effectiveness, safety, long-acting nature, anticipated human dosing and other attributes of CD101 IV and CD101 topical, and their potential to treat infections, as well as the intended design of current and future Cloudbreak compounds. Risks that contribute to the uncertain nature of the forward-looking statements include: the success and timing of Cidara’s preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; changes in Cidara’s plans to develop and commercialize its product candidates; Cidara’s ability to obtain additional financing; Cidara’s ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Cidara’s Form 10-Q most recently filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Cidara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Cidara Therapeutics, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
(In thousands)	(unaudited)
ASSETS
Cash, cash equivalents, and short-term investments	$87,089	$107,514
Other current assets	1,142	704
Non-current assets	1,793	1,756
Total assets	$90,024	$109,974

LIABILITIES AND STOCKHOLDERS' EQUITY
Total liabilities	$5,215	$6,062
Stockholders' equity	84,809	103,912
Total liabilities and stockholders' equity	$90,024	$109,974

Cidara Therapeutics, Inc.

Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(In thousands)	2016	2015	2016	2015
Operating expenses:
Research and development	$8,471	$4,210	$15,660	$9,145
General and administrative	3,391	2,236	6,087	4,033
Total operating expenses	11,862	6,446	21,747	13,178
Loss from operations	(11,862)	(6,446)	(21,747)	(13,178)
Other income (expense):
Interest income (expense), net	107	32	203	27
Total other income (expense)	107	32	203	27
Net loss	$(11,755)	$(6,414)	$(21,544)	$(13,151)
Net loss per share, basic and diluted	$(0.85)	$(0.59)	$(1.56)	$(2.16)
Weighted average shares outstanding used to compute net loss per share, basic and diluted	13,871,938	10,957,150	13,839,864	6,075,134

INVESTOR CONTACT:

Robert H. Uhl

Westwicke Partners, LLC

Managing Director

(858) 356-5932

robert.uhl@westwicke.com

MEDIA CONTACT:

Mike Beyer

Sam Brown Inc.

(312) 961-2502

mikebeyer@sambrown.com

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